EXHIBIT 10.25

Entrustment Contract on Listing on the U.S. Stock Markets
Contract No.: 226.v1

Trustor: Hangzhou HaoHai Culture Media Co., Ltd. (hereinafter Party A), a company registered in China.

Party C: Party A’s holding company in China and foreign countries under listing entrustment refers to Party C

Legal address of Party A: No. 102, Tiyuchang Road, Hangzhou, Zhejiang Province, 310007 China
Tel: [**]   Fax: [**]

Trustee: EastBridge Investment Group Corp (in Chinese: 美国东桥投资股份有限公司) (hereinafter Party B), a corporation registered in USA
Address of legal person: 8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona, USA 85258
Tel.: 480 966 2020    Fax: 480 966 0808

Pre-IPO entity of Party A: China Golden Eagle Automobile Sales Co., Ltd. (hereinafter Party C), a company registered in China.
Address of the partner: Liangshui Road Intersection, Linhai, Zhejiang Province, 317000 China
Tel.: [**]  Fax: [**]

Article 1 Entrusted Matters
Party A entrusts Party B to have Party C directly listed on the U.S. stock markets.  First have Party C listed on the OTCBB market (small GEM) approved by the U.S. Securities and Exchange Commission (SEC) through arrangements of Party B. Then in several months or a year, when Party C's net profit reaches RMB 25 million, Party B will sponsor Party C to go public on the NASDAQ or New York Stock Exchange AMEX approved by the SEC.

Article 2 Power and Preconditions for Dealing with Entrusted Matters
1. Power of Party B involves conducting all jobs related to listing; acting as the    agent to go through relevant procedures; and getting Party C finally listed on the major player of the U.S. stock markets by legal means in conformity to the American laws and relevant provisions as stipulated by the SEC.
2. Before Party B handles the entrusted matters stated in Article 1 of the Contract, Party C shall meet the following preconditions:
Party C shall provide Party B with the financial reports prepared by its registered accountant for the years of 2009, 2010 and 2011.
Party C agrees to submit Party B a quarterly financial report (annual financial report in the fourth quarter) prepared by the local registered accountant in each quarter.
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[**]Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 3 Conditions for Term of Entrustment
Party B promises that if Party C may satisfy the following conditions, it will help complete the entrusted matters for Party C’s listing within nine months after Party C is successfully audited in the USA and the audit report is issued. Party C’s delay will postpone the time of listing.
1) Party C successfully completes the financial auditing for the years of 2010 and 2011 subject to SEC before listing; the auditing standards shall be subject to the GAAP and GAAS accounting standards of SEC. (GAAP and GAAS are the English abbreviation for the American standards for auditing and accounting systems). Party A ensures that Party C can satisfy the after-tax incomes not lower than ($      ) (in $10, 000) and ($      ) (in $10, 000) in the USA auditing for the years of 2010 and 2010 respectively, with 20% of float;
2) There is no major lawsuit, scandal or other intangible negative assets for Party C;
3) Party C will complete the enterprise business plans in Chinese and English within 60 days as of the date of the Contract; and
4) Party C will complete construction of a new English website for the purpose of listing within 30 days as of the date of the Contract.

Article 4 Party A and Party C Protect Party B’s Interests
1) Party B agrees to bear Party C’s following expenses before listing:
A) Providing Party C an overseas holding company (overseas company) that can be used for listing in the USA;
B) All listing legal fees and consultant fees;
C) Equity planning and consultant fees before listing of the overseas company;
D) Two years (2010 and 2011) of auditing fees subject to SEC;
E) Enterprise financial coordination consultant fees before SEC auditing;
F) SEC applications fees, road show fees (Party A bear its own travel fees) and public relationship fees before and after listing;
G) Business plan for enterprise listing, website planning and consultant fees of the company to be listed;
H) Listing equity planning and consultant fees;
I) Listing sponsor fees, stock printing fees and registration fees;
J) Listing public relationship fees; and
K) Purchasing, stock increasing, stock loan consultant fees.

Article 5 Laws of the United States, China and Hong Kong, China
Party A, Party B and Party C agree to abide by the laws of the United States, China and Hong Kong, China.

Article 6 Entrustment Fees and Terms of Payment
Party A and Party C agree the shareholders’ equity share of the overseas company as follows:
Party A, Party B and the partner hold [**] of the total equity of the overseas company respectively.

Party B does not hold any equity of Party A in China;

The total entrustment fees are RMB 2 million in cash, and Party A agrees to first pay RMB 1.3 million to Party B as part of cash entrustment fees. The terms of payment are: RMB 400,000 will be paid when the Entrustment Contract is signed; RMB 500,000 will be paid when the American auditors begin to audit; RMB 400,000 will be paid when the American auditors complete audit report and submit an application to SEC. The rest RMB 700,000 will be paid from the financing funds. The RMB shall be converted to US Dollars and wire transferred to the account of the head office of EastBridge Investment Group Corp.

Article 7 Purchase and Sell of Stocks
After Party C is listed with approval of the SEC, Party A, Party B and Party C may, in legal conditions, freely circulate, purchase and sell Party C’s stocks that they hold by any means and at any place.

Article 8 Overdue: Cash Expenses Disposal after Incapability of Listing as Scheduled
After the Entrustment Contract comes into effect:
1) If the audit report cannot be commenced or completed or listing work cannot be completed as scheduled for the reasons of Party A or Party C, Party A agrees that Party B does not need to return the paid entrustment fees, and such amount will be used as compensations;
2) If Party C cannot be successfully listed on the major player of the U.S. stock markets for the reason of Party B, Party B shall return the US Dollars paid by Party A within three days as of receipt of the written overdue notice from Party A;
3) If listing is failed for whatsoever reasons or without any reasons, Party A and Party C promise that within one year as of the expiry of the Contract is notified to Party B in writing, Party A and Party C will not have Party C listed on any stock market in the world by any direct or indirect means. Otherwise, Party B shall have the right to ask Party A or Party C to compensate the listing interest that Party B deserves; and
4) Party A and Party C agree that a written notice on the request for stopping listing work will be given to Party B at least prior to 30 days.

Article 9 Consent to Invitation
For the purpose that before listing, Party B will more effectively introduce Party C’s advantages to the American investors and stock markets, Party C agrees to invite Party B to participate in its senior management conferences in order to get to know the daily operation of the company.
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[**]Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 10 Confidentiality
Party A, Party B and Party C all have the active obligations to treat confidential the commercial secrets of the other parties, and cannot disclose the same to a third party. However, as Party B is an American listed company, it has the right and obligations to make a public report to the SEC.
In case of major changes of the company, Party A shall make a timely report to Party B.

Article 11 Governing Laws
The performance and interpretation of the Contract shall be governed by the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

Article 12 Settlement of Disputes
All disputes and controversies relating to or arising out of the performance of the Contract shall be firstly settled by the Party A, Party B and Party C through friendly consultation. If the dispute or controversy cannot be settled through consultation within thirty days as of the date of occurrence of the same, any party may submit the dispute to the Hong Kong International Arbitration Center to be arbitrated according to then applicable arbitration rules. Arbitration award shall be final and binding on both parties.

Article 13 Entire Agreement
The Contract is the final and entire contract of Party A and Party B, and shall supersede all previous oral or written agreement between both parties.

Article 14 Miscellaneous
If the Contract is in several language versions, and there is any discrepancy or dispute in such versions, the Chinese version shall prevail.

Article 15 Effect, Expiration and Revision of the Contract
The Contract shall come into effect upon signing or seal by both parties. For the matters unmentioned herein, both parties may make revision and supplement to the Contract in writing. And the revised contract and supplementary contract concerning the Contract upon signature and seal by both parties shall constitute an integral part of the Contract, and shall have the same effect with the Contract.

Article 16 The Contract has four copies, with each party holding two copies respectively in the same effect.

Party A (signature and seal): Hangzhou HaoHai Culture Media Co., Ltd. Name, signature and position of authorized representative: /s/ Xizhen Ye (seal): Board Chairman Date: April 12, 2011	Party B (signature and seal): EastBridge Investment Group Corp Name, signature and position of authorized representative: /s/ Keith Wong, Board Chairman Date: April 12, 2011

Party C (signature and seal):

Xuanbin Zhou (signature)

Name, signature and position of authorized representative:

/s/ Xuanbin Zhou: Board Chairman

Date: April 12, 2011